Exhibit 10.1

TSET, Inc.

                                 April 16, 1999

Mr. Jeffrey D. Wilson
2002 Wembley Park Road
Lake Oswego, OR 97034

Dear Mr. Wilson:

         Per our recent discussions, TSET, Inc. is pleased to offer you employment as Chairman of the Board of Directors and Chief Executive Officer. In these capacities, you will be responsible, on a full-time basis, for TSET's operations and transactions, development and implementation of its business and investment plans, and oversight of TSET's employees. You will spend such time as may be reasonably necessary in order to discharge your responsibilities, and shall at all times exercise fiduciary judgment and seek to advance the best interests and maximize the value of TSET, all in compliance with applicable to TSET's business. Rest assured that TSET intends to make available to you all of the financial and other resources necessary for your success, and that of the business enterprise; however, your compensation will be initially weighted more in the direction of stock value and benefits of employment, until circumstances and resources permit a more substantial cash component.

         The following summarizes the main terms of employment hereby offered to you:

1. INITIAL COMPENSATION. (a) Your base compensation for the first 12-month period following your acceptance of TSET's offer of employment will consist of (i) a cash salary in the amount of $12,500 monthly, payable on or before the fifth business day of each month, and (ii) a guaranteed first year bonus of $30,000, payable in one lump sum on or before May 1, 2000. During the second 12-month period, you shall be paid a cash salary in the amount of $15,000 monthly, and during the third 12-month period, you shall be paid a cash salary in the amount of $20,000, all payable as aforesaid. In any ensuing year hereunder, your annual bonus shall not be less than as provided in clause (ii) above. To the extent you elect to defer any compensation payable to you, or if TSET is unable to satisfy its financial obligations to you hereunder, TSET shall pay you interest on any unpaid compensation at the rate of 12% annually until all such amounts are paid in full.

     (b) You (or your nominee) shall receive a signing bonus of 100,000 restricted shares of TSET's common stock ("TSET Shares"), which shares shall be fully vested and non-forfeitable upon your acceptance of TSET's offer of employment. In addition, you shall receive 900,000 TSET Shares, which TSET Shares shall vest at the rate of 100,000 TSET Shares per month over the 9-month period following your acceptance of TSET's offer of employment. Your then-existing percentage share ownership of TSET shall not be subject to dilution during any period of your employment; accordingly, TSET shall from time to time issue to you such additional TSET Shares as may be necessary to maintain such percentage ownership interest. At your election, you (or your nominee) may receive

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Mr. Jeffrey D. Wilson
April 16, 1999
Page 2


         the TSET Shares in exchange for shares or interests in any entity owned or controlled by you. Such TSET Shares shall be subject to the terms noted on the certificates representing the same and you agree to comply therewith. In the event of any merger, sale, share exchange, consolidation, change of control, or other acquisition of TSET (in any case, a "Change of Control Transaction"), the TSET Shares described in this paragraph 1, as well as all TSET Shares in which you participate in any such stock option or stock ownership program, shall immediately and fully vest to your account. In addition to the immediately preceding sentence, if any Change of Control Transaction results in termination of your employment, the provisions of paragraph 3 relating to payment of your compensation and provision of Benefits of Employment (as hereinafter defined) shall apply.

     (c) TSET represents and warrants to you that it has or will shortly have in place sufficient financial resources to fund all of the obligations to you set forth in this letter, as well as to conduct its business operations and investment programs, including funds necessary to pay or reimburse the expense of domestic and international travel, lodging, meals, equipment, third party professional assistance, and other elements. You shall not be obligated to engage in fund-raising activities to enable TSET's performance of its financial obligations to you.

2. BENEFITS OF EMPLOYMENT. (a) You shall receive full family medical, dental, and hospitalization insurance coverage; executive life (with benefits payable at five times then-current salary plus bonus), travel, and disability insurance; workman's compensation insurance; 401(k) or other savings, pension, or profit-sharing plan participation; and any and all other benefits (collectively, the "Benefits of Employment"), as soon as such benefits are implemented by TSET. The Benefits of Employment shall be payable to such beneficiaries as you may direct. All premiums for all insurance benefits shall be paid, or reimbursed to you, by TSET. After the first 12-month period of your employment, TSET shall pay, or reimburse to you, the costs of estate and retirement planning services and your membership dues in professional organizations. In addition, TSET shall pay, or reimburse to you, all automobile costs up to $1,000 per month, and reimburse you at the rate of $0.50 per mile for TSET business travel using your automobile. You shall receive 4.5 weeks of vacation at full salary during the first 12-month period next following your acceptance of this letter, with such vacation benefit to be not less than aforesaid in ensuing years; such vacation benefit shall increase by one week each year of your employment, up to a maximum of 7.5 weeks. You may take time-off on an as-needed basis, provided such does not materially interfere in the performance of his duties, and shall have such emergency leave as may be required. In the event relocation from Lake Oswego, Oregon should be required, TSET shall pay all expenses associated therewith and provide such other customary relocation benefits commensurate with your position as chairman and chief executive officer, including without limitation, protection against economic loss in the sale of your residence. You acknowledge that TSET does not presently have in place certain of the aforesaid Benefits of Employment; however, TSET hereby covenants and agrees that it will take all necessary and appropriate

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Mr. Jeffrey D. Wilson
April 16, 1999
Page 3


         action  to  provide  all  such   Benefits  of  Employment  as  soon  as
         practicable following your acceptance of this letter.

     (b) In addition to the foregoing, and included in the definition of Benefits of Employment, you shall be entitled to further increases in salary and participation in all additional annual executive bonus programs, annual merit or bonus increases, and stock option, stock appreciation, stock bonus, and other executive benefits programs and perquisites as soon as they are implemented by TSET. You shall be entitled to "piggyback" registration rights relating to all restricted TSET Shares owned by you from time to time, and shall have "demand" registration rights exercisable two times during each 5-year period of your employment, with the costs of such registration to be borne by TSET.

     (c) Your Benefits of Employment shall not at any time during any period of your employment be diminished or be less than those provided for other senior executives of TSET and shall at all times be commensurate with your position as chairman and chief executive officer. Without your prior written consent, there shall be no reduction in or withdrawal of your Benefits of Employment during any period of your employment.

3. TERM AND TERMINATION. (a) Your employment shall be "evergreen" for 5-year terms, pending your earlier retirement, resignation, permanent incapacity, or death. Should you choose to resign or retire, you will provide TSET with not less than 60 days' prior written notice.

     (b) Your employment may be terminated by TSET only in the event of gross negligence or willful misconduct in the performance of your duties; your conviction of, or a plea of nolo contendere to, a felony or crime involving moral turpitude; your habitual use or a conviction for the use of illegal drugs; or conviction for fraud in connection with your employment, which convictions are not overturned or set aside on appeal (collectively, the "Termination Events"), in which case no compensation beyond such termination date shall be paid; provided, however, that all unreimbursed expenses shall be paid to you within 5 business days of such termination. In the event of any termination other than for Termination Events, whether in connection with a Change of Control
         Transaction or otherwise, TSET shall pay you the compensation and provide continuation of (or reimburse you for all costs associated with) all Benefits of Employment you would have received but for such termination for the full term of employment as provided in subparagraph
         (a) above (all without any discount for present value), and you shall immediately and fully vest in all TSET Shares in which you participate in any stock option or other similar programs, and in all TSET matching contributions to any 401(k), savings, profit-sharing, or other similar programs, mentioned in paragraphs 1 and 2 above or otherwise implemented by TSET.


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Mr. Jeffrey D. Wilson
April 16, 1999
Page 4


4. INDEMNIFICATION; LIABILITY INSURANCE. (a) Without prejudicing any other remedy available to you at law or in equity, TSET hereby covenants and agrees, immediately upon demand therefor, to indemnify, defend, and hold you harmless from and against any and all costs, losses, damages, penalties, fines, or expenses (including, without limitation, reasonable attorneys' fees, court costs, and associated expenses) suffered, imposed upon, or incurred by you in any manner whatsoever connected with your service as chairman and chief executive officer of TSET including, without limitation, any expenses, claims, costs, fines, penalties, or other liabilities or obligations of any kind, character, or description whatsoever arising from or in any way connected with (i) any claim that may be brought against you by a stockholder of TSET for any cause arising out of any act or omission by you in the performance of your services as chairman and chief executive officer, except for those items enumerated in paragraph 3(b) hereof; (ii) any representation or warranty of TSET upon which you may have relied in accepting this letter being untrue or incorrect in any material respect; (iii) any material misrepresentation in or material omission of any information provided by TSET to you in connection with this letter or in connection with any communication from you to TSET's stockholders, the Securities and Exchange Commission or other government or regulatory agency, or other filing, submission, or provision of information based upon such information; or (iv) TSET's failure to fully and timely perform its obligations hereunder. TSET's obligations under this paragraph 5 shall survive any termination of your employment and shall continue in full force and effect thereafter. TSET shall pay any indemnification amounts due under this paragraph 5 within 10 days after receipt by TSET of written notice from you of the amounts due.

     (b) TSET further represents and warrants that it shall procure and pay all costs relating to director and officer indemnification insurance as soon as practicable following your acceptance of this letter, and that you shall be entitled to complete coverage thereunder and all benefits thereof, which shall be deemed a Benefit of Employment hereunder for all purposes.

5. OTHER ACTIVITIES. TSET acknowledges your substantial experience in international business and legal matters and that you have, by reason of such expertise, for many years been engaged to privately represent certain clients in world markets in various transactional matters and might be requested by such clients to serve as a director, officer, or advisor thereof, and that you have made your ability to continue to represent such clients in select transactions from time to time in the future and accept such positions of involvement, without diminution of your compensation and Benefits of Employment hereunder, an express condition of your acceptance of this letter and the employment offered hereby. Accordingly, TSET hereby indicates its acceptance of this condition and will rely upon your good faith judgment, consistent with your full-time responsibilities in behalf of TSET, as to the accommodation of such periodic engagements and your responsibilities with respect to TSET, and hereby fully and forever relinquishes any claim against any compensation or other remuneration or benefits to which you may become entitled in connection therewith.


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Mr. Jeffrey D. Wilson
April 16, 1999
Page 5


6. OFFICE AND EQUIPMENT. TSET shall provide to you and pay all costs associated with a suitable and appealing office, together with suitable and necessary furnishings, equipment, software, secretarial assistance, subscriptions to periodicals and newspapers (including, without limitation, The Wall Street Journal) and such other items as may be necessary for the conduct of business and commensurate with your position as TSET's chairman and chief executive officer. As soon as practicable following your acceptance of this letter, TSET will pay, or reimburse to you, the costs of purchasing appropriate computer, fax, copying, telecommunications, and other equipment and related software and supplies. To the extent you utilize your private study for the transaction of TSET's business, TSET shall pay, or reimburse to you, all expenses incurred in connection therewith (e.g., long-distance telephone and fax charges, telecommunications links, equipment, and other items and supplies).

7. REIMBURSEMENT OF EXPENSES. TSET shall promptly reimburse any and all out-of-pocket business travel, business entertainment, and other business-related expenses incurred by you in connection with the performance of TSET's business. You will provide appropriate expense reports and copies of invoices in connection therewith. Any international travel or domestic travel in excess of 3 hours from departure to destination required or deemed advisable in connection with performance of your duties shall be business class or better.

8. DIRECTORS' SHARES. You will receive 100,000 TSET Shares annually, in addition to the reimbursement of expenses incurred in preparing for, attending, and participating in meetings thereof, for your service as TSET's chairman of the board of directors. TSET Shares relating to the first 12-month period of your employment shall be issued to you (or your nominee) on or before May 1, 2000. To the extent TSET's board of directors establishes compensation arrangements in behalf of directors, you shall be entitled to fully participate therein.

9. STOCK BONUSES. Upon disclosure of all material terms to TSET's board of directors, you will be entitled to receive stock bonuses or additional options in connection with transactions you may introduce, arrange, facilitate, effect, or contribute to TSET. Your entitlement to such stock bonuses or options shall continue with respect to any transaction concluded by TSET (or any successor) with any person or transaction introduced, arranged, facilitated, effected, or contributed by you for a period of 12 months following any termination of your employment, whether or not arising out of any Termination Event. Nothing herein shall prohibit your ability to participate in your individual capacity in opportunities involving investments in publicly-traded securities or other investments (passive or otherwise) of a personal nature.

10. ASSIGNMENT. Your services and obligations hereunder are personal as to you and shall not be assigned or delegated to any other person without TSET's prior written consent; provided, however, that the benefits to which you are entitled hereunder may be assigned to any nominee you may designate in writing to TSET's board of directors. Your obligations to TSET shall not be assigned by TSET to any other person without your

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Mr. Jeffrey D. Wilson
April 16, 1999
Page 6


         prior written consent (whether in connection with a Change in Control Transaction or otherwise), and TSET acknowledges that your consent to any such assignment may be expressly conditioned upon, among other things, such assignment not resulting in any diminution in your compensation, Benefits of Employment, or level of executive responsibility. If any such event occurs, you may terminate your employment and thereafter the provisions of paragraph 3(b) of this letter shall apply.

11. GOVERNING LAW; SUBMISSION TO ARBITRATION. (a) This letter shall be governed by and construed in accordance with the laws of the State of Oregon, excluding its conflicts of laws rules.

     (b) In the event that any dispute, controversy, or claim (collectively, a "Dispute") arising out of or relating to this letter cannot be settled amicably between you and TSET, either you or TSET may submit the Dispute to arbitration in Clackamas County, Oregon (you and TSET hereby consenting to such venue), to be governed by the rules of the American Arbitration Association (the "AAA") applicable to contracts of this type. If you and TSET cannot agree on the appointment of an arbitrator, you and TSET hereby agree that the AAA shall appoint an independent arbitrator whose decision shall be final and binding upon both you and TSET, and enforceable in any court of competent jurisdiction.

12. MISCELLANEOUS PROVISIONS. (a) This letter constitutes the entire agreement between you and TSET hereto with respect to the subject matter hereof and supersedes any and all prior oral or written agreements and understandings with respect thereto. No other agreements, whether written or oral, shall be used to modify or contradict the provisions hereof unless the same is in writing and has been signed by both you and TSET, and states that it is intended to amend the provisions hereof. No waiver by either you or TSET of any breach of this letter in any particular instance shall constitute a waiver of any other breach hereof in any other circumstance or any relinquishment for the future of any rights to strictly enforce all of the provisions hereof or seek all remedies which may be available to either you or TSET at law or in equity.

     (b) All of your rights hereunder shall inure to the benefit of and be enforceable by your personal or legal representatives, estate, executors, administrators, heirs, and beneficiaries. In the event of your death, all amounts payable to you hereunder shall be paid to your estate, heirs, or representatives.

     (c) If any provision (or portion thereof) of this letter is adjudged unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless continue in full force and effect. In any such case, the provision deemed unenforceable shall be remade or interpreted by the parties in a manner that such provision shall be enforceable to preserve, to the maximum extent possible, the original intention and meaning thereof. Each provision, paragraph, and subparagraph shall be deemed to constitute a separate and distinct covenant that may be severed to preserve the validity of this letter.


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Mr. Jeffrey D. Wilson
April 16, 1999
Page 6



     (d) This letter may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall be deemed to constitute one and the same instrument. You and TSET agree that facsimile signatures shall be sufficient to form the binding obligations contemplated herein regardless of whether manual signatures are exchanged.

     (e) This letter shall be binding upon, and inure to the benefit of, the respective successors, heirs, and permitted assigns of you and TSET, as the case may be.

     (f) TSET shall be entitled to withhold from amounts to be paid to you any federal, state, local, or other withholding or other taxes or charges that it is from time to time required to withhold. TSET shall be entitled to rely upon an opinion of counsel if any questions as to the amount or requirement of any such withholding shall arise.

     (g) The provisions of this letter shall be kept confidential and not disclosed to any person except as may be required pursuant to any law, rule, or regulation to which TSET may be subject, or mandated in connection with any valid and enforceable judicial or government order pursuant to a subpoena, civil investigative demand, or other similar legal process not sought by TSET for the purpose of circumventing its obligations hereunder.

                                     * * * *

         TSET believes your background, profile, experience, and talents are ideal for the position offered to you hereby, and hopes you will favorably consider and accept the terms contained in this letter. Your signature, in the space provided below, will indicate your acceptance of this letter.

                                          Sincerely,

                                          /s/ Weijing Li
                                          ----------------------------------
                                          Weijing Li, Director



ACCEPTED AND AGREED:                April 20, 1999

/s/ Jeffrey D. Wilson
------------------------------------
Jeffrey D. Wilson


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